AMENDMENT NO. 1, dated as of January 25, 2008 (the “Amendment”), to EMPLOYMENT CONTRACT BETWEEN COMMERCIAL MUTUAL INSURANCE COMPANY and SUCCESSOR COMPANIES AND JOHN D. REIERSEN, dated as of September 13, 2006 (the “Agreement”).

RECITALS

WHEREAS, Commercial Mutual Insurance Company (the “Company”) and John D. Reiersen (the “Employee”) have entered into the Agreement which sets forth the terms and conditions upon which the Employee is employed by the Company and upon which the Company compensates the Employee.

WHEREAS, the Company and the Employee desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree that, notwithstanding anything in the Agreement to the contrary:

1. The Employee’s employment may be terminated by the Company at any time with or without cause upon written notice by the Company to the Employee to such effect.  In the event of termination by the Company, the Employee will be entitled to severance as provided for in the Agreement, payable in accordance with the Company’s standard payroll policies.

2. The Employee’s title as President and CEO of the Company beyond the next annual meeting of the Board of Directors of the Company (the “Board”) (the “Next Annual Board Meeting”) is subject to the approval by the Board of such titles at such Next Annual Board Meeting.

3. The Employee’s service as a director of the Company is subject to the right of the policyholders to elect and remove directors pursuant to applicable law and the Company’s by-laws.

4. All references in the Agreement to the Employee serving as a consultant are deleted.  Accordingly, effective January 1, 2010, the Employee will serve as an employee of the Company and will provide employment services, including, without limitation, services relating to strategic planning, regulatory compliance, reinsurance, industry relations, product development and auditing, and other specified duties as established by the Board, subject to the right to the Company to terminate his employment with or without cause and the obligation to pay severance, as provided for in the Agreement, payable in accordance with the Company’s standard payroll policies.

5. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first above written.

COMMERCIAL MUTUAL INSURANCE COMPANY

By: /s/Barry Goldstein
Barry Goldstein, Chairman of the Board

/s/ John D. Reiersen
John D. Reiersen